UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2008

SILVERSTAR HOLDINGS, LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	0-27494	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton, HM CX, Bermuda

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (441) 295-1422

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 19, 2007, Silverstar Holdings, Ltd. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain accredited investors named therein (the “Purchasers”), pursuant to which the Company issued to the Purchasers (i) 9% Secured Convertible Debentures in the aggregate principal amount of $7,500,000 due March 19, 2012 (the “Debentures”) and (ii) a warrants to purchase an aggregate of 3,124,999 shares of the Company's common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $1.50 per share (the “Warrants”).

The Debentures are convertible at any time, at the option of the Purchasers, into shares of Common Stock at a conversion price of $1.20 per share. However, if after the date that a registration statement covering the resale of the shares issuable upon conversion of the Debentures is effective, the average daily volume weighted average price of the Common Stock for 30 consecutive trading days exceeds $2.40, the Company may require the Purchasers to convert all or part of their outstanding Debentures. In addition, the Company may not effect any conversion of the Debentures and a Purchaser of the Debentures is not permitted to convert its Debenture into shares of Common Stock if such conversion would give such Purchaser a beneficial ownership of more than 4.99% of the outstanding shares of Common Stock. This 4.99% limitation may be waived by a Purchaser upon not less than 61 days prior notice to the Company.

The Company will pay monthly interest to the Purchasers on the outstanding principal amount of the Debentures at the rate of 9% per annum, beginning on the earlier of (i) the last day of the month that the registration statement covering the resale of the shares issuable in lieu of interest is effective and (ii) August 31, 2008. Interest may be paid by the Company in cash or, at the Company’s option and under certain circumstances set forth in the Debentures, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock or a combination thereof.

The conversion price of the Debentures will be adjusted and the number of shares of Common Stock to be issued upon conversion of the Debentures will be adjusted upon the occurrence of, among other things, the payment of a stock dividend, a stock split, the merger or sale of the Company or reclassification of the Company’s capital. In addition, the Debentures include certain anti-dilution provisions in connection with future issuances by the Company of securities which would entitle the holder to acquire Common Stock below the then applicable conversion price. However, unless the Company receives approval from its stockholders, neither the Company nor any subsidiary may issue any securities that would cause the conversion price to be adjusted to an amount that is less than $1.14 (the closing bid price of the Common Stock on the trading day immediately preceding the date of the Agreement).

The Company may also redeem some or all of the then outstanding Debentures, in cash, in an amount equal to the sum of (i) the greater of: (A) (1) if prior to March 19, 2009, 110% of the principal amount of the Debentures to be prepaid, plus all accrued and unpaid interest thereon, (2) if prior to March 19, 2010, 115% of the principal amount of the Debentures to be prepaid, plus all accrued and unpaid interest thereon, (3) if prior to March 19, 2011, 120% of the principal amount of the Debentures to be prepaid, plus all accrued and unpaid interest thereon and (4) if on or after March 19, 2011, 125% of the principal amount of the Debentures to be prepaid, plus all accrued and unpaid interest thereon or (B) the principal amount of the Debentures to be prepaid, plus all other accrued and unpaid interest hereon, divided by the conversion price of the Debentures multiplied by the daily volume weighted average price.

The Debentures contain certain events of default that are customarily included in financings of this nature. If an event of default occurs, the Purchasers may make all sums of principal, interest and other amounts owed at such time payable in cash. In the event of such acceleration, the amount payable to the Purchasers shall equal the sum of (i) the greater of: (A) 115% of the principal amount of the Debentures to be prepaid, plus all accrued and unpaid interest thereon, or (B) the principal amount of the Debentures to be prepaid, plus all other accrued and unpaid interest thereon, divided by the applicable conversion price on (x) the date on which such mandatory default amount is demanded or otherwise due or (y) the date such mandatory default amount is paid in full, whichever is less, multiplied by the volume weighted average price of Common Stock on (x) the date on which such mandatory default amount is demanded or otherwise due or (y) the date such mandatory default amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of the Debentures.

The Company's obligations under the Debentures are secured by a lien on all assets of the Company in favor of the Purchasers pursuant to a Security Agreement, dated as of the date of the Agreement (the “Security Agreement”), among the Company, all of the subsidiaries of the Company (except Empire Interactive PLC and Strategy First Inc.) and the Purchasers, and guaranteed by all the subsidiaries of the Company (except Empire Interactive PLC and Strategy First Inc.) pursuant to a Subsidiary Guarantee, dated as of the date of the Agreement, made by the Company's subsidiaries (except Empire Interactive PLC and Strategy First Inc.) in favor of the Purchasers (the “Subsidiary Guarantee”). In addition, the obligations of the Company under the Debentures are personally guaranteed by Mr. George Karfunkel pursuant to a Personal Guarantee, dated as of the date of the Agreement (the “Personal Guarantee”).

The Warrants have an exercise price of $1.50 per share and have an exercise period of five years from the date of issuance. The exercise price of the Warrants will be adjusted and the number of shares of Common Stock to be issued upon exercise of the Warrants will be adjusted upon the occurrence of, among other things, the payment of stock dividend, a stock split, the merger or sale of the Company, or reclassification of the Company's capital. In addition, the Warrants include certain anti-dilution provisions in connection with future issuances by the Company of securities which would entitle the holder to acquire Common Stock below the then applicable exercise price. However, unless the Company obtains the approval of its stockholders, neither the Company nor any subsidiary may issue securities that would result in the exercise price being adjusted to an amount that is less than $1.14 (the closing bid price of the Common Stock on the trading day immediately preceding the date of the Agreement).

The Company may not effect any exercise of the Warrants and a Purchaser of Warrants is not permitted to exercise its Warrants into shares of Common Stock if such exercise would give such Purchaser a beneficial ownership of more than 4.99% of the outstanding shares of Common Stock. This 4.99% limitation may be waived by any Purchaser upon not less than 61 days prior notice to the Company.

Pursuant to the Agreement, the Company entered into a Registration Rights Agreement, dated as of the date of the Agreement (the “Registration Rights Agreement”), with the Purchasers, pursuant to which the Company agreed to prepare and file with the Securities and Exchange Commission (the "Commission") within 90 days after the closing of the transaction, a shelf registration statement for the purpose of registering for resale 130% of all the shares of Common Stock issuable upon conversion of the Debentures and the exercise of the Warrants and cause such registration statement to become effective under the Securities Act of 1933, as amended (the “Securities Act"), within 150 days of the closing of the transactions (180 days in the event of a full review by the Commission).

If the registration statement is not filed within 90 days after the closing date or declared effective within the specified time, then the Company shall pay to the Purchasers an amount in cash, as partial liquidated damages, equal to 1.5% of the aggregate purchase price paid by the Purchasers for the Debentures and Warrants. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest at a rate of 18% per annum to the Purchasers, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest, are paid in full.

If all of the shares of Common Stock issuable upon conversion of the Debentures and the exercise of the Warrants cannot be included in the registration statement referenced above because of Commission comments, the Company will file with the Commission additional registration statements covering the resale of the shares of Common Stock issuable upon conversion of the Debenture and the exercise of the Warrant not covered by the initial registration statement.

 In October 2005 and 2006 the Company issued to an accredited investor (“the Investor”) Variable Rate Secured Convertible Debentures of which an aggregate of $1,400,000 remain outstanding. The Company and the Investor entered into a Waiver, dated March 19, 2008 (the “Waiver”), pursuant to which the Investor agreed to waive certain restrictions imposed on the Company pursuant to the Variable Rate Secured Debentures so that the Company would be permitted to issue the Debentures and Warrants pursuant to the Agreement.

Incorporated herein by reference are the following: the Agreement (Exhibit 10.1), the form of Debenture (Exhibit 10.2), the form of Warrant (Exhibit 10.3), the Registration Rights Agreement (Exhibit 10.4), the Security Agreement (Exhibit 10.5), the Subsidiary Guarantee (the “Subsidiary Guarantee”), the Person Guarantee (Exhibit 10.7) and the Waiver (Exhibit 10.8). The respective descriptions of the Agreement, the form of Debenture, the form of Warrant, the Registration Rights Agreement, the Security Agreement, the Subsidiary Guarantee, the Personal Guarantee and the Waiver contained herein are brief summaries only and are qualified in their entirety by the respective terms of each document incorporated herein by reference. contained herein are brief summaries only and are qualified in their entirety by the respective terms of each document incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The Debentures, Warrants and the Common Stock issuable upon conversion of the Debentures and the exercise of the Warrants will not be registered under the Securities Act, and may not be offered or sold in the United States absent a registration statement or an applicable exemption from registration requirements. The transactions contemplated by the Agreement are exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and Regulation D of the Securities Act. This Current Report in Form 8-K shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On March 19, 2008, the Company issued a press release attached hereto as Exhibit 99.1 in connection with the offering and sale of the Debentures and Warrants, which press release is incorporated by reference herein and furnished pursuant to Item 7.01 of Form 8-K.

The information in this Current Report on Form 8-K under this item 7.01, including the information set forth in Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated March 19, 2008, among the Company and the Purchasers.
10.2	Form of Debenture
10.3	Form of Warrant
10.4	Registration Rights Agreement, dated March 19, 2008, among the Company and the Purchasers.
10.5	Security Agreement, dated March 19, 2008, among the Company, certain of the subsidiaries of the Company and the Purchasers
10.6	Subsidiary Guarantee, dated March 19, 2008.
10.7	Personal Guarantee, dated March 19, 2008.
10.8	Waiver, dated March 19, 2008, between the Company and the Investor.
99.1	Press Release dated March 20, 2008.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2008	SILVERSTAR HOLDINGS, LTD.

By /s/ Clive Kabatznik
Name: Clive Kabatznik Title: Chief Executive Officer